Filed Pursuant to Rule 433

Registration No. 333-213290

August 7, 2017

KRAFT HEINZ FOODS COMPANY

Pricing Term Sheet

$350,000,000 Floating Rate Senior Notes due 2019

Guaranteed by The Kraft Heinz Company

Issuer:	Kraft Heinz Foods Company

Ratings*:	Baa3 / BBB- (Moody’s / S&P)

Principal Amount:	$350,000,000

Trade Date:	August 7, 2017

Settlement Date:	August 10, 2017; T+3

Maturity Date:	August 9, 2019

Interest Payment and Reset Dates:	Quarterly in arrears on February 9, May 9, August 9 and November 9 of each year, beginning on November 9, 2017

Method of Calculation:	Actual / 360

Interest Rate Basis and Base Rate Spread:	Three-month LIBOR plus 42 basis points, reset quarterly

Price to Public:	100.000% of principal amount

CUSIP:	50077L AN6

ISIN:	US50077LAN64

Optional Redemption:	May not be redeemed before maturity

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Senior Co-Managers:

BNP Paribas Securities Corp.

Crédit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

Co-Managers:	Rabo Securities USA, Inc. Standard Chartered Bank

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847 or J.P. Morgan Securities LLC by calling collect at 1-212-834-4533.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another e-mail system.

KRAFT HEINZ FOODS COMPANY

Pricing Term Sheet

$650,000,000 Floating Rate Senior Notes due 2021

Guaranteed by The Kraft Heinz Company

Issuer:	Kraft Heinz Foods Company

Ratings*:	Baa3 / BBB- (Moody’s / S&P)

Principal Amount:	$650,000,000

Trade Date:	August 7, 2017

Settlement Date:	August 10, 2017; T+3

Maturity Date:	February 10, 2021

Interest Payment and Reset Dates:	Quarterly in arrears on February 10, May 10, August 10 and November 10 of each year, beginning on November 10, 2017

Method of Calculation:	Actual / 360

Interest Rate Basis and Base Rate Spread:	Three-month LIBOR plus 57 basis points, reset quarterly

Price to Public:	100.000% of principal amount

CUSIP:	50077L AP1

ISIN:	US50077LAP13

Optional Redemption:	May not be redeemed before maturity

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Senior Co-Managers:

BNP Paribas Securities Corp.

Crédit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

Co-Managers:	Rabo Securities USA, Inc. Standard Chartered Bank

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847 or J.P. Morgan Securities LLC by calling collect at 1-212-834-4533.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another e-mail system.

KRAFT HEINZ FOODS COMPANY

Pricing Term Sheet

$500,000,000 Floating Rate Senior Notes due 2022

Guaranteed by The Kraft Heinz Company

Issuer:	Kraft Heinz Foods Company

Ratings*:	Baa3 / BBB- (Moody’s / S&P)

Principal Amount:	$500,000,000

Trade Date:	August 7, 2017

Settlement Date:	August 10, 2017; T+3

Maturity Date:	August 10, 2022

Interest Payment and Reset Dates:	Quarterly in arrears on February 10, May 10, August 10 and November 10 of each year, beginning on November 10, 2017

Method of Calculation:	Actual / 360

Interest Rate Basis and Base Rate Spread:	Three-month LIBOR plus 82 basis points, reset quarterly

Price to Public:	100.000% of principal amount

CUSIP:	50077L AQ9

ISIN:	US50077LAQ95

Optional Redemption:	May not be redeemed before maturity

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Joint Book-Running Managers:

Barclays Capital Inc.

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Senior Co-Managers:

BNP Paribas Securities Corp.

Crédit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

Co-Managers:	Rabo Securities USA, Inc. Standard Chartered Bank

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847 or J.P. Morgan Securities LLC by calling collect at 1-212-834-4533.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another e-mail system.